Exhibit 99.1

Medidata Reports Record Third Quarter 2017 Results

  Record revenue of $140.1 million, representing 17% year-over-year growth
  Record GAAP net income of $12.8 million, representing 75% year-over-year growth
  Record year-to-date cash flow from operations of $91.6 million, representing 89% year-over-year growth

NEW YORK--(BUSINESS WIRE)--October 26, 2017--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions and data analytics for clinical research, today announced its financial results for the third quarter of 2017.

“Medidata achieved strong results in many of our operational and financial metrics, highlighted by cash flow, bookings and multi-year backlog growth,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Growing momentum and adoption of our end-to-end eClinical solutions is being driven by the value we’re creating for our customers and partners. With the increase in complexity and regulation of clinical research, we are both a strategic and uniquely qualified partner to our customers, based on our integrated technology, deep clinical expertise and cross-sponsor data analytics.”

Third Quarter 2017 Results

  Total revenue for the third quarter of 2017 was $140.1 million, an increase of $20.0 million, or 17%, compared with $120.1 million in the third quarter of 2016. Subscription revenue was $118.4 million, an increase of $16.9 million, or 17%, compared with the same period last year.
  Professional services revenue for the third quarter of 2017 was $21.7 million, an increase of $3.2 million, or 17%, compared with $18.5 million in the third quarter of 2016.
  GAAP gross margin for the third quarter of 2017 was 77.5%, up 180 basis points compared with 75.7% in the third quarter of 2016.
  GAAP operating income1 for the quarter was $22.0 million, up 47% compared with $14.9 million in the third quarter of 2016. Non-GAAP operating income2 for the third quarter of 2017 increased to $36.2 million, up 23% compared with $29.3 million a year ago.
  GAAP operating income margin1 was 15.7% in the third quarter of 2017, up 330 basis points compared with 12.4% in the third quarter of 2016. Non-GAAP operating income margin2 was 25.8% in the third quarter of 2017, up 140 basis points compared with 24.4% in the third quarter of 2016.
  GAAP net income1 for the third quarter of 2017 was $12.8 million, or $0.21 per diluted share, up 75% compared with $7.4 million, or $0.13 per diluted share, in the third quarter of 2016. Adjusted non-GAAP net income2 for the third quarter of 2017 was $20.2 million, or $0.33 per diluted share, up 26% compared with $16.0 million, or $0.28 per diluted share, in the third quarter of 2016. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  For the third quarter of 2017, GAAP income1 includes a pre-tax benefit of $4.8 million related to the probable insurance recovery of the previously recognized 2014 wire transaction loss as a result of a recent favorable district court ruling.
  Cash flow from operations was $30.9 million in the third quarter of 2017, an increase of $25.6 million, or 480%, compared with $5.3 million a year ago. For the nine-month period ending September 30, cash flow from operations was $91.6 million in 2017, an increase of $43.2 million, or 89%, compared with $48.4 million in 2016.
  Total cash, cash equivalents, and marketable securities were $553.6 million at the end of the third quarter, compared with $515.2 million on December 31, 2016.

Additional Highlights

  Remaining adjusted subscription backlog3 as of September 30, 2017 was $117 million, an increase of $15 million, or 15%, compared with $102 million a year ago.
  Total multi-year subscription backlog4 as of September 30, 2017 was $898 million, an increase of $325 million, or 57%, compared with $573 million a year ago. Total backlog growth includes the impact of the successful renewal of one of our largest customers during the third quarter.
  We signed our first Synthetic Control agreement in multiple oncology indications with a longstanding global biotech customer, representing a landmark step forward in demonstrating the scientific relevance of our data assets. This allows customers to leverage the power of our dataset through the reuse of patient response control data from one trial to support the conclusions of another trial in order to improve selection of compounds for next phase, lower failure rates in subsequent trials, and reduce time to submissions.
  Today we announced that Horizon Pharma plc selected the Medidata Clinical Cloud® platform to meet its Study Conduct and eTMF requirements. Continued interest in our regulated content management offering demonstrates our success in delivering integrated, end-to-end solutions that meet all R&D content and document management needs.
  Medidata was recently named to the Challengers list of Fortune Future 50, ranking companies best positioned for future growth.
  Medidata’s revenue retention rate5 was nearly 100%.

“Our performance year-to-date reflects strong profit and cash flow expansion demonstrating the long-term health and scale of our business,” said Rouven Bergmann, Medidata’s chief financial officer. “Platform momentum continues to build, driven by strong adoption of our data and analytics solutions and renewals at 17% above prior contract value, driving total contracted future cloud subscription revenue growth of 57% year-over-year to nearly $900 million.”

Financial Outlook

We are not changing our financial guidance for full year 2017 as we continue to expect results to be within the previously stated ranges issued at the beginning of the year. The previously issued revenue and profitability guidance ranges for full-year 2017 were as follows:

  Total revenue between $538 and $562 million.
  Professional services revenue is expected to be in the low $80 million dollar range. This reflects strong demand across many customers implementing the platform, data analytics, and strategic services.
  GAAP operating income between $61 and $69 million. Non-GAAP operating income6, which excludes the impact of depreciation, amortization of intangible assets, and stock-based compensation expense, between $131 and $139 million.
  GAAP net income between $31 and $36 million. Adjusted non-GAAP net income6, which excludes the impact of stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization, tax-effected at a 40% rate, between $69 and $74 million.
  While changes in the stock price could change the fully diluted share count, Medidata is assuming 59.5 million fully diluted shares.

The operating and net income measures above reflect Medidata’s non-GAAP financial guidance and the corresponding GAAP equivalents to its guidance.

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, November 9, 2017 by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 97148841. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is reinventing global drug and medical device development by creating the industry's leading cloud-based solutions for clinical research. Through our advanced applications and intelligent data analytics, Medidata helps advance the scientific goals of life sciences customers worldwide, including over 850 global pharmaceutical companies, biotech, diagnostic and device firms, leading academic medical centers, and contract research organizations.

The Medidata Clinical Cloud® brings a new level of quality and efficiency to clinical trials that empower our customers to make more informed decisions earlier and faster. Our unparalleled clinical trial data assets provide deep insights that pave the way for future growth. The Medidata Clinical Cloud is the primary technology solution powering clinical trials for 18 of the world's top 25 global pharmaceutical companies and is used by 18 of the top 25 medical device developers—from study design and planning through execution, management and reporting.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including, but not limited to, statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; integration activities, performance and financial impact of acquired companies; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain, and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by Medidata, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2016. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) On September 18, 2014, Medidata discovered that it had been the subject of a fraud involving the transfer of $4.8 million to an overseas account. Medidata commenced legal action, alleging that its insurer had wrongly denied coverage with regard to the loss. On July 21, 2017, the United States District Court for the Southern District of New York granted Medidata’s motion for summary judgment, and denied the insurer’s motion. In light of this ruling, operating costs and expenses for the three and nine months ended September 30, 2017 include recognition of the amount that is probable to be recovered, up to the amount of the originally recorded loss. Any potential recovery amounts that are in excess of the amount of the loss, such as interest, have not been recognized.

(2) Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, wire transaction recovery, and adjustments to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the tax-effected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, non-cash interest expense on convertible senior notes, wire transaction recovery, and adjustments to the fair value of contingent consideration. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization, and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(3) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.

(4) Total multi-year subscription backlog is unadjusted for renewals.

(5) Revenue retention rate is calculated as the percentage of prior year revenue attributable to customers retained in the current year.

(6) A tabular reconciliation of forward-looking non-GAAP financial measures to the most comparable forward-looking GAAP measures is attached to this press release.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Subscription	$118,411	$101,560	$339,772	$288,288
Professional services	21,669	18,501	64,543	50,621
Total revenues	140,080	120,061	404,315	338,909
Cost of revenues (1)(2)
Subscription	17,131	16,095	51,277	46,024
Professional services	14,423	13,133	42,811	36,929
Total cost of revenues	31,554	29,228	94,088	82,953
Gross profit	108,526	90,833	310,227	255,956
Operating costs and expenses
Research and development (1)	36,207	28,028	102,028	84,523
Sales and marketing (1)(2)	31,428	27,789	94,321	80,856
General and administrative (1)	23,701	20,089	70,772	57,866
Wire transaction recovery (3)	(4,770)	—	(4,770)	—
Total operating costs and expenses	86,566	75,906	262,351	223,245
Operating income	21,960	14,927	47,876	32,711
Interest and other income (expense)
Interest expense	(4,407)	(4,220)	(13,117)	(12,530)
Interest income	1,531	1,005	4,030	2,809
Other expense, net	(7)	(7)	(7)	(8)
Total interest and other expense, net	(2,883)	(3,222)	(9,094)	(9,729)
Income before income taxes	19,077	11,705	38,782	22,982
Provision for income taxes	6,233	4,347	8,170	4,839
Net income	$12,844	$7,358	$30,612	$18,143
Earnings per share
Basic	$0.23	$0.13	$0.54	$0.33
Diluted	$0.21	$0.13	$0.51	$0.32
Weighted average common shares outstanding
Basic	56,654	55,670	56,389	55,395
Diluted	60,614	57,738	59,664	57,272
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,152	$1,154	$3,567	$3,603
Research and development	3,472	2,292	9,734	6,809
Sales and marketing	1,864	1,633	4,875	5,349
General and administrative	5,521	5,379	16,846	15,394
Total stock-based compensation	$12,009	$10,458	$35,022	$31,155
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,094	$314	$2,570	$707
Sales and marketing	119	84	321	193
Total amortization of intangible assets	$1,213	$398	$2,891	$900
(3) Operating costs and expenses for the three and nine months ended September 30, 2017 include the probable insurance recovery of amounts associated with the previously recognized 2014 wire transaction loss.

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating income:
GAAP operating income	$21,960	$14,927	$47,876	$32,711
GAAP operating margins	15.7%	12.4%	11.8%	9.7%
Stock-based compensation	12,009	10,458	35,022	31,155
Depreciation and amortization	6,853	3,918	16,918	10,901
Wire transaction recovery (1)	(4,770)	—	(4,770)	—
Contingent consideration adjustment (2)	102	—	160	—
Non-GAAP operating income	$36,154	$29,303	$95,206	$74,767
Non-GAAP operating margins	25.8%	24.4%	23.5%	22.1%
Net income:
GAAP net income	$12,844	$7,358	$30,612	$18,143
Stock-based compensation	12,009	10,458	35,022	31,155
Amortization	1,213	398	2,891	900
Wire transaction recovery (1)	(4,770)	—	(4,770)	—
Contingent consideration adjustment (2)	102	—	160	—
Non-cash interest expense on convertible senior notes (3)	3,698	3,501	10,944	10,364
Tax impact on add-back items (4)	(4,901)	(5,743)	(17,699)	(16,968)
Adjusted non-GAAP net income	$20,195	$15,972	$57,160	$43,594
GAAP basic earnings per share	$0.23	$0.13	$0.54	$0.33
GAAP diluted earnings per share	$0.21	$0.13	$0.51	$0.32
Adjusted Non-GAAP basic earnings per share	$0.36	$0.29	$1.01	$0.79
Adjusted Non-GAAP diluted earnings per share	$0.33	$0.28	$0.96	$0.76

(1) Operating costs and expenses for the three and nine months ended September 30, 2017 include the probable insurance recovery of amounts associated with the previously recognized 2014 wire transaction loss. We exclude these amounts for the purposes of calculating non-GAAP operating income and adjusted non-GAAP net income because we believe they are not indicative of our continuing operations or meaningful when comparing current to past results.

(2) Amount represents the change in fair value of acquisition-related contingent consideration liabilities.

(3) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow, nor do the debt issuance costs represent a cash outflow except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(4) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and nine months ended September 30, 2017 and 2016. Non-GAAP operating income excludes the impact of stock-based compensation, depreciation, amortization of intangible assets associated with acquisitions, wire transaction recovery, and adjustments to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the tax-affected impact of stock-based compensation, amortization of intangible assets associated with acquisitions, wire transaction recovery, adjustments to the fair value of contingent consideration, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$128,435	$93,519
Marketable securities	269,351	281,285
Accounts receivable, net of allowance for doubtful accounts of $1,393 and $1,041, respectively	105,961	115,216
Prepaid commission expense	4,115	1,842
Prepaid expenses and other current assets	34,997	20,382
Deferred income taxes	—	6,536
Total current assets	542,859	518,780
Restricted cash	5,515	5,760
Furniture, fixtures and equipment, net	81,619	58,461
Marketable securities, long-term	155,826	140,418
Goodwill	47,913	30,780
Intangible assets, net	18,801	5,090
Deferred income taxes, long-term	37,697	40,415
Other assets	23,484	18,181
Total assets	$913,714	$817,885
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,408	$6,202
Accrued payroll and other compensation	29,455	29,260
Accrued expenses and other	35,438	20,958
Deferred revenue	80,319	75,911
1.00% convertible senior notes, net	274,345	—
Total current liabilities	421,965	132,331
Noncurrent liabilities:
1.00% convertible senior notes, net	—	263,401
Deferred revenue, less current portion	2,926	1,703
Deferred tax liabilities	124	322
Other long-term liabilities	21,011	18,138
Total noncurrent liabilities	24,061	283,564
Total liabilities	446,026	415,895
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 62,627 and 61,393 shares issued; 58,493 and 57,733 shares outstanding, respectively	626	614
Additional paid-in capital	467,645	418,497
Treasury stock, 4,134 and 3,660 shares, respectively	(130,499)	(114,204)
Accumulated other comprehensive loss	(3,055)	(5,276)
Retained earnings	132,971	102,359
Total stockholders' equity	467,688	401,990
Total liabilities and stockholders' equity	$913,714	$817,885

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net income	$30,612	$18,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,918	10,901
Stock-based compensation	35,022	31,155
Amortization of discounts or premiums on marketable securities	1,131	2,268
Deferred income taxes	6,066	3,768
Amortization of debt issuance costs	958	959
Amortization of debt discount	9,986	9,405
Provision for doubtful accounts	806	863
(Gain) loss on fixed asset disposal	(8)	15
Changes in fair value of contingent consideration	160	—
Changes in operating assets and liabilities:
Accounts receivable	9,050	(32,414)
Prepaid commission expense	(5,265)	(3,096)
Prepaid expenses and other current assets	(17,453)	(1,747)
Other assets	596	(5,443)
Accounts payable	(3,796)	(1,883)
Accrued payroll and other compensation	(3,155)	863
Accrued expenses and other	3,539	10,525
Deferred revenue	5,406	10,661
Other long-term liabilities	1,001	(6,577)
Net cash provided by operating activities	91,574	48,366
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(30,502)	(15,872)
Purchase of available-for-sale securities	(224,291)	(214,670)
Proceeds from sale of available-for-sale securities	220,059	223,664
Acquisition of businesses, net of cash acquired	(22,941)	(17,186)
Purchase of cost method investment	—	(4,000)
Net cash used in investing activities	(57,675)	(28,064)	(1)
Cash flows from financing activities
Proceeds from exercise of stock options	9,675	4,269
Proceeds from employee stock purchase plan	6,799	5,190
Acquisition of treasury stock	(16,293)	(14,437)
Repayment of notes payable	—	(100)
Net cash provided by (used in) financing activities	181	(5,078)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	591	299
Net increase in cash, cash equivalents and restricted cash	34,671	15,523
Cash, cash equivalents and restricted cash – Beginning of period	99,279	55,472	(1)
Cash, cash equivalents and restricted cash – End of period	$133,950	$70,995	(1)
(1) As a result of our early adoption of ASU. No. 2016-18 during the first quarter of 2017, the consolidated statement of cash flows for the nine months ended September 30, 2016 has been adjusted to include restricted cash in beginning- and end-of-period cash.

MEDIDATA SOLUTIONS, INC.
Reconciliation of Forward-Looking GAAP Operating Income Guidance and GAAP Net Income Guidance to Non-GAAP Operating Income Guidance and Adjusted Non-GAAP Net Income Guidance (Unaudited)
(Amounts in millions, except per share data)

Estimated Full-Year 2017
GAAP operating income:	$61 - $69
Stock-based compensation (1)	47
Depreciation and amortization (1)	23
Non-GAAP operating income	$131 - $139

GAAP net income:	$31 - $36
Stock-based compensation (1)	47
Amortization (1)	2
Non-cash interest expense on convertible senior notes (1)	15
Tax impact on add-back items (2)	(26)
Adjusted non-GAAP net income	$69 - $74

(1) Represents the estimated midpoint of our guidance range.
(2) Tax impact estimated using a 40% rate.

CONTACT:
Investors:
Medidata Solutions
Anthony D’Amico, 732-767-4331
adamico@mdsol.com
or
Media:
Medidata Solutions
Erik Snider, 646-362-2997
esnider@mdsol.com